Exhibit 99.1

News Release

QEP Resources, Inc. to Acquire Additional Oil Properties in Core of Permian Basin

•	Adds over 430 potential horizontal drilling locations across four target horizons

•	Increases QEP Permian potential drilling locations by over 50%

•	Leverages proximity of existing QEP Permian acreage for operational and technical efficiencies

DENVER — June 21, 2016 – QEP Resources, Inc. (NYSE: QEP) (“QEP” or the “Company”) announced today that its wholly owned subsidiary, QEP Energy Company, has entered into a definitive agreement (the “Agreement”) with certain individuals and entities (the “Initial Sellers”) to acquire oil and gas properties in the Permian Basin from the Initial Sellers and other associated individuals and entities (the “Associated Owners”) for an aggregate purchase price of approximately $600 million, subject to customary purchase price adjustments (the “Acquisition”). The Acquisition properties, which are located in Martin County, TX, will further broaden the Company’s exploration and production footprint in the core of the northern Midland Basin. The Acquisition advances QEP’s strategy of acquiring, developing and producing oil and gas from resource plays in its core operating areas and expanding into areas where it can capitalize on its operating and technical expertise.

The Agreement provides that the Initial Sellers have until July 13, 2016 (the “Election Deadline”), to obtain executed joinders to the Agreement from the Associated Owners. In addition to customary purchase price adjustments, the $600 million purchase price shall be reduced by the allocated value of any assets owned by Associated Owners that fail to execute a joinder of the Agreement (collectively, the “Non-Participating Associated Owners”) prior to the Election Deadline. The Agreement may be terminated by QEP, at its sole option, if the aggregate allocated value of all assets owned by Non-Participating Associated Owners exceeds 10% of the $600 million purchase price.

Acquisition Highlights:

•	10 miles east of existing QEP operations

•	Approximately 9,400 net acres in Martin County, TX

•	98% of acreage is held by production to base of Wolfcamp Formation or deeper

•	96% average working interest subject to a 23% royalty burden

•	Current net production of approximately 1,400 barrels of oil equivalent per day (Boed), of which approximately 83% is crude oil, from 96 vertical wells

•	Potential for over 430 horizontal drilling locations over four horizons – Wolfcamp A, Wolfcamp B, Middle Spraberry and Spraberry Shale – with additional potential in deeper and shallower horizons

•	Net proved reserves, based on internal estimates, of approximately 76 million barrels of oil equivalent (MMBoe)

•	Total net recoverable resources, based on internal estimates, of approximately 275 MMBoe

“The Acquisition adds significant drilling inventory in the core of the northern Midland Basin and broadens our footprint in a world-class crude oil basin,” commented Chuck Stanley, Chairman, President and CEO of QEP. “We believe this Acquisition, combined with our existing crude oil assets, will enhance our crude oil production growth and improve our operating efficiency.”

The transaction is expected to close in September 2016, subject to customary closing conditions, with an effective date of April 1, 2016.

About QEP Resources

QEP Resources, Inc. (NYSE: QEP) is an independent natural gas and crude oil exploration and production company focused in two geographic regions: the Northern Region (primarily Wyoming, North Dakota and Utah) and the Southern Region (primarily Texas and Louisiana) of the United States.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include, but are not limited to, statements regarding: benefits of the Acquisition; potential drilling locations; estimated proved reserves and net recoverable resources to be acquired; quality of the Acquisition assets; impact on QEP’s production growth and operating efficiency; and timing of the closing of the Acquisition. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: disruptions of QEP’s ongoing business, distraction of management and employees, increased expenses and adversely affected results of operations from organizational modifications due to the Acquisition; the inability of the parties to satisfy the conditions to the consummation of the Acquisition; the risk that expected efficiencies from the transaction may not be fully realized; changes in natural gas, NGL and oil prices; liquidity constraints, including those resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions, changes in our credit rating, our compliance with loan covenants, the increasing credit pressure on our industry or demands for cash collateral by counterparties to derivative and other contracts; global geopolitical and macroeconomic factors; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural gas, oil and NGL; changes in, adoption of and compliance with laws and regulations, including decisions and policies concerning the environment, climate change, greenhouse gas or other emissions, natural resources, and fish and wildlife, hydraulic fracturing, water use and drilling and completion techniques, as well as the risk of legal proceedings arising from such matters, whether involving public or private claimants or regulatory investigative or enforcement measures; impact of U.S. dollar exchange rates on oil, NGL and natural gas prices; elimination of federal income tax deductions for oil and gas exploration and development; drilling results; shortages of oilfield equipment, services and personnel; the availability of storage and refining capacity; operating risks such as unexpected drilling conditions; transportation constraints; weather conditions; changes in maintenance, service and construction costs; permitting delays; outcome of contingencies such as legal proceedings; inadequate supplies of water and/or lack of water disposal sources; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission (SEC), including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Estimated Net Recoverable Resources.

“Estimated net recoverable resources” refers to the Company’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and are not proved, probable or possible reserves within the meaning of the rules of the SEC. Estimates of net recoverable resources are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially more risks of actually being realized. Actual quantities that may be ultimately recovered from the Company’s interests may differ substantially. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital; oil, gas and NGL prices; drilling and production costs; availability of drilling services and equipment; actual drilling results; geological and mechanical factors affecting recovery rates; lease expirations; transportation constraints; changes in, adoption of and compliance with laws and regulations; regulatory approvals; and other factors.

Contact

Investors:

William Kent

303-405-6665

Media:

Brent Rockwood

303-672-6999